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                                   Exhibit 5.1

             Opinion and consent of Brobeck, Phleger & Harrison LLP

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                                        October 17, 1996





CardioDynamics International Corporation
6155 Cornerstone Court East
Suite 125
San Diego, California 92121

          Re: CARDIODYNAMICS INTERNATIONAL CORPORATION REGISTRATION STATEMENT FOR OFFERING OF 1,529,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

          In connection with the registration of 1,529,000 shares of the Common Stock of CardioDynamics International Corporation (the "Company") under the Company's 1995 Stock Option/Stock Issuance Plan (as amended and restated through August 15, 1995) on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, we advise you that, in our opinion, if and when such shares have been issued and sold pursuant to the provisions of the Company's 1995 Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, such shares will be duly-authorized, validly-issued, fully-paid and non-assessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,



                                             BROBECK, PHLEGER & HARRISON LLP